[Certain information has been excluded because it both (i) is not material and (ii) is the type the Company treats as private or confidential]

Agreement

This Agreement (this “Agreement”) is effective as of September 12, 2025 (“Effective Date”), by and between [***] and CV Sciences, Inc., a Delaware corporation (the “Company”), having its principal place of business at 9530 Padgett Street, Suite 107, San Diego, CA 92126, each a “Party” and collectively the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of February 12, 2025, entered between the Parties (the “Securities Purchase Agreement”).

Recitals

WHEREAS, pursuant to the Transaction Documents, Smithline purchased a Senior Secured Note in the principal amount of $1,600,000.00 due August 12, 2026 (the “Note”);

WHEREAS, the parties acknowledge that the current outstanding balance of the Note, after giving effect to cumulative payments made by the Company to [***] of $320,000, is $1,280,000 as of the date hereof; and

WHEREAS, [***] and Company are parties to the Transaction Documents, and the parties now desire to amend the Note and, as necessary, the other Transaction Documents in accordance with the terms hereof and enter into an agreement for [***] to provide additional capital to the Company.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

(a)
Maturity Date. The definition of “Maturity Date” set forth in the second paragraph of the Note is deleted in its entirety and hereby replaced with the following: “February 12, 2027”. In conjunction therewith, the Note shall be designated as the Senior Secured Note Due February 12, 2027.

(b)
Monthly Redemption Amount. The definition of “Monthly Redemption Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following: “Monthly Redemption Amount” means, as to a Monthly Redemption, (i) $106,666.67 of the outstanding principal amount of this Note on each of the first 3 Monthly Redemption Dates, (ii) $0 of the outstanding principal amount of this Note on each of the next 6 Monthly Redemption Dates, and (iii) $106,666.67 of the outstanding principal amount of this Note on each of the subsequent 12 Monthly Redemption Dates, in each case plus accrued but unpaid interest, if any, liquidated damages, if any, and any other amounts then owing to the Holder in respect of this Note.

(c)
In consideration for [***] granting this amendment, [***] shall receive either $150,000 in cash on the date of execution hereof or may offset such amount against the proceeds provided by [***] in connection with its purchase of $450,000 gross proceeds of additional senior secured notes to be provided by [***] to the Company within seven business days following the date of execution hereof substantially on the terms set forth in the term sheet attached hereto as Exhibit A hereto (the “Term Sheet”).

(d)
The Parties shall have executed the Term Sheet on or prior to the date hereof.

Each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CV Sciences, Inc.

By: __________________________________________

Name: Joseph Dowling
Title: CEO

[***]

By: __________________________________________

Name: [***]
Title: [***]